                                                                   Exhibit 10.38

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                           MASTER REPURCHASE AGREEMENT

                                     BETWEEN

                            SOVEREIGN BANK, AS BUYER

                                       AND

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                                       AND
    HANOVER CAPITAL PARTNERS, LTD., INDIVIDUALLY AND COLLECTIVELY, AS SELLER

                            DATED AS OF JUNE 28,2005

================================================================================

                                Table of Contents

                                                                                          Page
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
1.     APPLICABILITY...................................................................     1
2.     DEFINITIONS.....................................................................     1
3.     INITIATION; TERMINATION.........................................................    17
4.     RESERVED........................................................................    22
5.     INCOME PAYMENTS; SETTLEMENTS....................................................    22
6.     REQUIREMENTS OF LAW.............................................................    24
7.     SECURITY INTEREST...............................................................    25
8.     PAYMENT, TRANSFER AND CUSTODY...................................................    26
9.     HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS.....................................    27
10.    SELLER REPRESENTATIONS..........................................................    27
11.    COVENANTS OF EACH SELLER........................................................    32
12.    EVENTS OF DEFAULT...............................................................    39
13.    REMEDIES........................................................................    41
14.    INDEMNIFICATION AND EXPENSES....................................................    43
15.    RECORDING OF COMMUNICATIONS.....................................................    44
16.    SINGLE AGREEMENT................................................................    44
17.    NOTICES AND OTHER COMMUNICATIONS................................................    44
18.    ENTIRE AGREEMENT; SEVERABILITY..................................................    45
19.    NON-ASSIGNABILITY; AMENDMENTS...................................................    45
20.    TERMINABILITY...................................................................    45
21.    GOVERNING LAW...................................................................    46
22.    SUBMISSION TO JURISDICTION; WAIVERS.............................................    46
23.    NO WAIVERS, ETC.................................................................    47

                                Table of Contents
                                   (continued)

                                                                                         Page
                                                                                         ----
24.    SERVICING.......................................................................   47
25.    INTENT..........................................................................   48
26.    PERIODIC DUE DILIGENCE REVIEW...................................................   49
27.    RESERVED........................................................................   49
28.    MISCELLANEOUS...................................................................   49
29.    CONFIDENTIALITY.................................................................   50
30.    CONFLICTS.......................................................................   51
31.    SET-OFF.........................................................................   51
32.    SELLER'S LIABILITY..............................................................   51

EXHIBITS

SCHEDULE 1     Representations and Warranties Re: Mortgage Loans
SCHEDULE 2     Reserved
SCHEDULE 3     Custodial File
SCHEDULE 4     Mortgage Loan Schedule
EXHIBIT I      Transaction Request
EXHIBIT II     Underwriting Guidelines
EXHIBIT III    Form of Opinion Letter
EXHIBIT IV     UCC Filing Jurisdictions
EXHIBIT V      Form of Account Agreement
EXHIBIT VI     Form of True Sale Certification
EXHIBIT VII    Reserved
EXHIBIT VIII   Form of Servicer Notice
EXHIBIT IX     Form of Purchase Confirmation
EXHIBIT X      Form of Delinquent Mortgage Loan Repurchase Agreement
EXHIBIT XI     Form of Power of Attorney
EXHIBIT XII    Form of Warehouse Lender's Release
EXHIBIT XIII   Form of Borrowing Base Certificate

                           MASTER REPURCHASE AGREEMENT

      This is a MASTER REPURCHASE AGREEMENT, dated as of June 28, 2005, among HANOVER CAPITAL MORTGAGE HOLDINGS, INC., a Maryland business corporation ("Hanover Holdings") and HANOVER CAPITAL PARTNERS, LTD., a New York business corporation ("Hanover Partners" and individually and collectively with Hanover Holdings, the "Seller"), and SOVEREIGN BANK, a federal savings bank ("Buyer").

1. APPLICABILITY

      From time to time the parties hereto may enter into transactions ("Transactions") in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than the Termination Date. Each of the Transactions shall be referred to herein as a "Transaction" and shall be governed by this Agreement, unless otherwise agreed in writing.

2. DEFINITIONS

      As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa).

      "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

      "Account Agreement" shall mean a letter agreement among Seller, Buyer and the Bank or other financial institution acceptable to Buyer in its sole discretion substantially in the form of Exhibit V attached hereto.

      "Act of Insolvency" shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so;
(iv) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

      "Additional Availability" shall have the meaning specified in Section 5.

      "Adjustable Rate Mortgage Loan" shall mean a Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

      "Adjusted Purchase Price" shall mean, as of any date of determination, the aggregate Purchase Price for all outstanding Mortgage Loans, less the following amounts actually received by Buyer as of such date of determination: (1) all Mortgage Loan proceeds, (2) all Payments Due and (3) all Additional Availability.

      "Adjustment Date" shall mean with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

      "Advance Rate" shall mean ninety-seven percent (97%), or as otherwise set forth in a Purchase Confirmation with respect to a specific Transaction.

      "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

      "Agreement" shall mean this Master Repurchase Agreement, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

      "ALTA" shall mean the American Land Title Association.

      "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

      "Asset Value" shall mean for any Eligible Asset as of any date of determination the sum of (A) the product of (i) the Advance Rate, (ii) the Seller Purchase Price Percentage and (iii) the outstanding principal balance of such Eligible Asset as of such date of determination and (B) any Additional Availability with respect to such Eligible Asset; provided, that, the following additional limitations on Asset Value shall apply:

            The Asset Value shall be deemed to be zero with respect to each Mortgage Loan (i) in respect of which there is a breach of a representation and warranty set forth in Schedule 1 (assuming each representation and warranty is made as of the date the Asset Value is determined), (ii) which has not been repurchased by Seller by the earlier to occur of (A) the Termination Date and
(B) the Repurchase Date, or (iii) which has been released from the possession of Custodian under the Custodial Agreement to Seller or its designee for a period in excess of that specified in the Custodial Agreement, as applicable.

      "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage in blank, or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

      "Balloon Mortgage Loan" shall mean any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

      "Bank" shall mean Deutsche Bank National Trust Company, a national banking association, and its successors in interest, or such other depository institution as may be acceptable to Buyer in its sole discretion, and their respective successors in interest.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

      "Borrowing Base Certificate" shall have the meaning set forth in Section 5 of this Agreement.

      "Business Day" shall mean any day other than (i) a Saturday or Sunday or
(ii) a day on which banks in the Commonwealth of Pennsylvania (or state in which any of Custodian, Seller or Buyer is located) are authorized or obligated by law or executive order or otherwise by their respective regulators to be closed.

      "Buyer" shall mean Sovereign Bank, a federal savings bank, and its successors in interest and assigns.

      "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Cash" shall mean all cash and Cash Equivalents, as shown on the balance sheet of Seller prepared in accordance with GAAP.

      "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-l or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-l or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

      "Class" shall mean each group of Mortgage Loans where each Mortgage Loan within such group qualifies as one of the following: First Lien Mortgage Loan or Second Lien Mortgage Loan.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collection Account" shall have the meaning specified in Section 5.

      "Combined Loan-to-Value Ratio or CLTV" shall mean with respect to any Second Lien Mortgage Loan, the sum of the original principal balance of such Second Lien Mortgage Loan at the time of origination and the outstanding principal balance of any related first lien loan as of the date of origination of such Second Lien Mortgage Loan, divided by the lesser of (a) the Appraised Value of the related Mortgage Property as of the date of origination of such Second Lien Mortgage Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Second Lien Mortgage Loan, the purchase price of such Mortgaged Property.

      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Seller within the meaning of
Section 4001 of ER1SA or is part of a group which includes Seller and which is treated as a single employer under Section 414 of the Code.

      "Condominium Mortgage Loan" shall mean an Eligible Asset secured by a Residential Dwelling which is a unit in a condominium project.

      "Conforming Mortgage Loan" shall mean a First Lien Mortgage Loan which (i) meets all criteria of Fannie Mae or Freddie Mac, or (ii) meets all criteria of the FHA and is insured by such agency, or (iii) meets all criteria of the Department of Veterans Affairs and is insured by such agency.

      "Custodial Agreement" shall mean that custodial agreement, dated as of June 27, 2005, by and among Buyer, Custodian, Hanover Partners and Hanover Holdings, as the same shall be modified and supplemented and in effect from time to time.

      "Custodial File" shall mean, with respect to each Mortgage Loan, those documents and instruments set forth in Schedule 3.

      "Custodian" shall mean Deutsche Bank National Trust Company, a national banking association, and its successors in interest, as custodian under the Custodial Agreement, and any successor Custodian under the Custodial Agreement.

      "Cut-off Date" shall mean the date designated as the Cut-off Date in the Purchase Confirmation.

      "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "Dollars" and "$" shall mean lawful money of the United States of America.

      "Due Date" shall mean the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

      "Due Diligence Review" shall mean the performance by Buyer of any or all of the reviews permitted under Section 26 with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

      "Electronic Agent" shall mean MERSCORP, INC., and its successors in interest.

      "Electronic Tracking Agreement" shall mean individually and collectively the Hanover Holdings Electronic Tracking Agreement and the Hanover Partners Electronic Tracking Agreement; provided that if no Mortgage Loans are or will be MERS Designed Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

      "Electronic Transmission" shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof.

      "Eligible Asset" shall mean a Mortgage Loan (i) as to which the representations and warranties in Schedule 1 attached hereto are true and correct, (ii) which is underwritten strictly in accordance with Seller's Underwriting Guidelines (other than non-material exceptions customarily made by prudent lenders), a copy of which is attached hereto as Exhibit II or with such material exceptions as Buyer shall approve pursuant to Section 3(b)(9), (iii) which is underwritten strictly in accordance with guidelines of Fannie Mae, Freddie Mac, FHA or VA or Alternative A guidelines approved by Buyer in its sole discretion; and (iv) which is secured by a Residential Dwelling. Buyer, in its sole discretion, shall have the right to accept or reject any Mortgage Loan. No Mortgage Loan shall be an Eligible Asset if, on the date of determination, it becomes contractually more than twenty-nine (29) days past due except as an allowed percentage of all Purchased Assets as follows: (a) all FHA and VA guaranteed loans less than ninety (90) days delinquent may be not more than thirty percent (30%) of the outstanding principal balance of all Purchased Assets, or (b) all other Mortgage Loans less than sixty (60) days delinquent may be not more than five percent (5%) of the outstanding principal balance of all Purchased Assets. No Mortgage Loan with a lost note affidavit shall be an Eligible Asset unless all such Mortgage Loans do not exceed fifteen percent (15%) of the outstanding principal balance of all Purchased Assets. No Mortgage Loan with an outstanding principal balance greater than $2,000,000 shall be an Eligible Asset unless all such Mortgage Loans do not exceed fifteen percent 15%) of the outstanding principal balance of all Purchased Assets.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and

Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

      "Escrow Payments" shall mean with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note, Mortgage or any other document.

      "Eurodollar Rate" shall mean on any date of determination during a given period of time and determined and reset on the first day of each calendar month within which the date of determination occurs, during such period of time, the rate (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the composite London Interbank Offered Rate for U.S. dollar ($) deposits for a maturity of 30 days appearing on the Telerate Screen Page 3750 at approximately 11:00 A.M. London time, as reprinted on Bloomberg Financial Services; provided however, that if such rate shall for any reason not be available on the Telerate Screen Page 3750 on the first day of such calendar month, the London Interbank Offered Rate shall be the rate appearing on the most recent Business Day succeeding the first date of such calendar month. As used herein, the term "Telerate Screen Page 3750" shall mean the display designated as the page for LIBOR on the Bridge Telerate Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks).

      "Event of Default" has the meaning specified in Section 12.

      "Existing Financing Facilities" shall mean any credit facilities, repurchase facilities and substantially similar facilities to which Seller is a party.

      "Fannie Mae" shall mean the Federal National Mortgage Association, and its successors in interest.

      "First Lien Mortgage Loan" shall mean an Eligible Asset (i) secured by a first lien on the related Mortgaged Property, and (ii) for which at the time of origination, the related Mortgagor had a FICO score in the minimum amount of 600, except that the Mortgagor for a Mortgage Loan guaranteed by the VA or FHA may have a FICO score less than 600.

      "Fixed Rate Mortgage Loan" shall mean a Mortgage Loan which provides for fixed Mortgage Interest Rate payable with respect thereto.

      "Foreclosed Loan" shall mean a loan the property securing which has been foreclosed upon by Seller.

      "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation, and its successors in interest.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, the Office of Thrift Supervision, and any court or arbitrator having jurisdiction over Seller, any of its Subsidiaries or any of their properties or over Buyer or Sovereign Bancorp, Inc., or any of its or their Subsidiaries or any of its or their properties.

      "Gross Margin" shall mean, with respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

      "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well another Person, to purchase assets, goods, securities or services, or to agree to take-or-pay arrangement or otherwise); provided that the term "Guarantee" shall not include
(i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, or other principal and interest advances made in the ordinary course of servicing the Mortgage Loans. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

      "Hanover Holdings" shall mean Hanover Capital Mortgage Holdings, Inc.

      "Hanover Holdings Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement among Buyer, Hanover Holdings, Electronic Agent and MERS, if any, as the same shall be amended, supplemented or otherwise modified from time to time.

      "Hanover Partners" shall mean Hanover Capital Partners, Ltd.

      "Hanover Partners Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement among Buyer, Hanover Partners, Electronic Agent and MERS, if any, as the same shall be amended, supplemented or otherwise modified from time to time.

      "Hazardous Substances" shall mean (i) those substances included within the definitions of any one or more of the terms: "hazardous substances," "hazardous materials," "toxic substances," "toxic pollutants," and "hazardous waste" in the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or the Hazardous Materials Transportation Act, as amended, or in the regulations promulgated pursuant to such laws, (ii) such other substances, materials, and wastes as are classified as hazardous or toxic under federal, state or local laws or regulations, and (iii) any materials, wastes or substances that are

(a) petroleum; (b) friable asbestos; (c) polychlorinated biphenyls; (d) flammable explosives; or (e) radioactive materials.

      "Income" shall mean, with respect to any Mortgage Loan at any time, all collections and proceeds on or in respect of the Mortgage Loans, including, without limitation, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by a Servicer.

      "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others Guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; and (i) Capital Lease Obligations of such Person.

      "Index" shall mean with respect to each Adjustable Rate Mortgage Loan, a rate per annum to which the Gross Margin is added on each Adjustment Date to determine the new Mortgage Interest Rate for such Mortgage Loan.

      "Insured Depository Institution" shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

      "Intangible Assets" shall mean, with respect to any Person, as of a particular date, all goodwill, patents, trademarks, trade names, copyrights and all other intellectual property, and all other intangible assets included in determining the stockholder's equity on a consolidated balance sheet of such Person and its consolidated Subsidiaries at such date, determined in accordance with GAAP.

      "Interest Rate Adjustment Date" shall mean with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

      "Interim Funder" shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

      "Investor" shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

      "Jumbo Mortgage Loan" shall mean an Eligible Asset (i) which is secured by a First Lien Loan, and (ii) which meets all criteria of Fannie Mae or Freddie Mac except that the outstanding principal balance thereof at origination was in excess of Fannie Mae or Freddie Mac's guidelines.

      "Late Payment Fee" has the meaning specified in Section 5(b).

      "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

      "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Mortgage Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property.

      "Market Value" shall mean, as of any date in respect of any Mortgage Loan, the percentage that should be applied to the outstanding principal balance to determine the price at which such Mortgage Loan could readily be sold as determined in the reasonable discretion of the Seller and the Buyer using their good faith business judgment, taking into account the level of interest relates, the purchase price at which Seller purchased such Mortgage Loan, the outstanding principal balance of such Mortgage Loan, the financial condition of the Seller, the characteristics of the Mortgage Loans and general market conditions, which price may be determined to be zero. The Seller shall initially determine Market Value. Should the Seller and the Buyer not agree on Market Value, then upon five
(5) Business Days prior notice from Buyer, Seller shall repurchase the Purchased Assets at the Repurchase Price.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, corporate rating or prospects of either Seller, (b) the ability of either Seller to perform its respective obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents,
(d) the rights and remedies of Buyer under any of the Repurchase Documents, (e) the timely payment of any amounts payable under the Repurchase Documents, or (f) the Asset Value of the Purchased Assets.

      "Maximum Amount" shall mean $100,000,000.

      "Maximum Mortgage Interest Rate" shall mean with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Interest Rate Adjustment Date.

      "MERS" shall mean Mortgage Electronic Registration Systems, Inc., and its successors in interest.

      "MERS Designated Mortgage Loan" shall mean a Mortgage Loan for which the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with the MERS Procedure Manual.

      "MERS Procedure Manual" shall mean the MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

      "MERS Report" shall mean the schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

      "MERS(R) System" shall mean the Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

      "Minimum Mortgage Interest Rate" shall mean with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Interest Rate Adjustment Date.

      "Monthly Payment" shall mean with respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

      "Mortgage" shall mean, with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien or second lien on a fee simple Residential Dwelling securing the Mortgage Note.

      "Mortgage File" shall mean all documents, records and items pertaining to a particular Mortgage Loan, including without limitation, the Custodial File.

      "Mortgage Interest Rate" shall mean with respect to each Fixed Rate Mortgage Loan, the per annum rate at which interest accrues on such Fixed Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note. With respect to any Adjustable Rate Mortgage Loan, the Mortgage Interest Rate shall be (i) as of any date of determination until the first Interest Rate Adjustment Date following the Cut-off Date, the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) as of any date of determination thereafter the rate as adjusted on the most recent

Interest Rate Adjustment Date, to equal the sum of the applicable Index plus the related Gross Margin.

      "Mortgage Loan" shall mean a First Lien Mortgage Loan or a Second Lien Mortgage Loan originated in accordance with the Underwriting Guidelines and underwriting guidelines approved by Buyer in its sole discretion which Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, which Mortgage Loan appears on the Mortgage Loan Schedule prepared and delivered by Seller to Buyer and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, Mortgage and related Mortgage File, and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.

      "Mortgage Loan Schedule" shall mean the schedule of Mortgage Loans to be delivered by the Seller to the Buyer for the related Mortgage Loans, which schedule of Mortgage Loans shall also be delivered to the Buyer in a computer readable electronic format acceptable to the Buyer, such schedule setting forth information with respect to each Mortgage Loan as is set forth on Schedule 4.

      "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

      "Mortgaged Property" shall mean, with respect to a Mortgage Loan, a fee simple interest in, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

      "Mortgagee" shall mean the record holder of a Mortgage Note secured by a Mortgage.

      "Mortgagor" shall mean the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

      "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

      "Net Income" shall mean, with respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

      "Non-Owner Occupied Loan" shall mean an Eligible Asset secured by a Residential Dwelling which is not occupied by the Mortgagor as its primary residence.

      "One Million Plus Mortgage Loan" shall mean an Eligible Asset with an outstanding principal balance at origination in excess of $1,000,000.

      "Origination Date" shall mean with respect to each Mortgage Loan, the date on which the applicable lien was placed on the related Mortgaged Property.

      "Payment Calculation Date" shall mean (a) the fifth (5th) Business Day of each month or (b) the second Business Day next following Seller's receipt of Buyer's written request for a Settlement.

      "Payment Date" shall mean the tenth (10th) day of the month, but if the tenth (10th) day of the month is not a Business Day, then the first (1st) Business Day after the tenth (10th) day of the month.

      "Payment Due" shall have the meaning specified in Section 5.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Periodic Advance Repurchase Payment" has the meaning specified in Section 5(b).

      "Periodic Rate Cap" shall mean with respect to each Adjustable Rate Mortgage Loan and any Interest Rate Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Interest Rate Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

      "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

      "Plan" shall mean an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

      "Post-Default Rate" shall mean, in respect of any day a Transaction is outstanding or any other amount under this Agreement or any other Repurchase Document that is not paid when due to Buyer at the stated Repurchase Date or otherwise when due (a "Post-Default Day"), a rate per annum on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 4% per annum plus the Prime Rate on such Post-Default Day.

      "Power of Attorney" shall mean a power of attorney from Seller to Buyer substantially in the form of Exhibit XI attached hereto.

      "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

      "Pricing Rate" shall mean with respect to any Mortgage Loan and any date of determination a rate per annum equal to the sum of (a) the Eurodollar Rate applicable on such date plus (b) 200 basis points.

      "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

      "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Purchase Agreement" shall mean any purchase agreement by and between Seller and any third party, including without limitation, any Affiliate of Seller, pursuant to which Seller has purchased assets subsequently sold to Buyer hereunder.

      "Purchase Confirmation" means the written confirmation of a Transaction executed by Seller and Buyer substantially in the form of Exhibit IX.

      "Purchase Date" shall mean the date on which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian).

      "Purchase Price" shall mean on each Purchase Date, the price at which Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian), which shall equal the product of (i) the Advance Rate, (ii) the Seller Purchase Percentage, and (iii) the outstanding principal balance of each Eligible Asset as of the Cut-off Date.

      "Purchased Assets" shall mean the Mortgage Loans sold by Seller to Buyer in a Transaction.

      "Purchased Items" has the meaning specified in Section 7.

      "Qualified Originator" means an originator of Mortgage Loans acceptable to Buyer in its sole discretion.

      "Rate/Term Refinancing" shall mean a refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

      "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "REO Property" shall mean real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

      "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or a successor provision thereof, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615 or one or more successor provision thereof.

      "Repurchase Date" shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer as specified in the related Purchase Confirmation including any date determined by application of the provisions of Sections 3 or 13, but in no event later than the Termination Date.

      "Repurchase Documents" shall mean this Agreement, the Custodial Agreement, the Account Agreement and each Purchase Confirmation.

      "Repurchase Obligations" shall have the meaning specified in Section 7(b).

      "Repurchase Price" means the price at which Purchased Assets are to be transferred from Buyer or its designee to Seller upon termination of a Transaction, which will be determined in each case as (A) the sum of the Purchase Price and the Price Differential as of the date of such determination less (B) all Mortgage Loan proceeds (without duplication), Periodic Advance Repurchase Payments (but not including Late Payment Fees, if any) and Payments Due (but not including Late Fees, if any) actually received by Buyer pursuant to Sections 5(a) or 5(b), respectively.

      "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Residential Dwelling" shall mean any one of the following: (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a unit in a condominium project, or (iv) a detached single family dwelling in a planned unit development. Mortgaged Properties that consist of the following property types are not Residential Dwellings: (a) log homes, (b) earthen homes, (c) underground homes, (d) mobile homes, (e) a manufactured housing unit, (f) a co-op unit, (g) any dwelling situated on more than ten acres of property, and (h) any commercial structure or commercial use.

      "Responsible Officer" shall mean, as to any Person, the chief executive officer, the chief financial officer, the treasurer or the chief operating officer of such Person.

      "Second Lien Mortgage Loan" shall mean an Eligible Asset (i) secured by a lien on the Mortgaged Property which is subject to one prior lien on such Mortgaged Property, and (ii) for which at the time of origination, the related Mortgagor had a FICO score in the minimum amount of 600, except that the Mortgagor for a Mortgage Loan guaranteed by the VA of FHA may have a FICO score less than 600.

      "Security Agreement" shall mean with respect to any Mortgage Loan, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage and Mortgage Note), executed by the Mortgagor and/or others in connection with such Mortgage Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

      "Seller" shall mean individually and collectively Hanover Holdings and Hanover Partners and their respective successors in interest.

      "Seller Purchase Percentage" shall mean the purchase price percentage applied to the outstanding principal balance of a Mortgage Loan to calculate the price Seller paid for each Mortgage Loan under the applicable Purchase Agreement, but in no event for purposes of this Agreement shall the Seller Purchase Percentage for any Mortgage Loan exceed one hundred two percent (102%) even though Seller's actual purchase price percentage might have exceeded that amount.

      "Seller-Related Obligations" shall mean any obligations of Seller hereunder and under any other arrangement between Seller or an Affiliate of Seller on the one hand and Buyer or an Affiliate of Buyer on the other hand.

      "Servicer" shall have the meaning specified in Section 24.

      "Servicer Account" shall mean any account established by a Servicer in connection with the servicing of the Mortgage Loans.

      "Servicer Notice" shall mean the notice from Seller to Servicer, substantially in the form of Exhibit VIII attached hereto.

      "Servicing Agreement" has the meaning specified in Section 24, or any Servicing Agreement entered into between Seller and any Servicer with respect to the Mortgage Loans.

      "Servicing File" means with respect to each Mortgage Loan, the file retained by Seller consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of all documents in the Mortgage File set forth in Section 2 of the Custodial Agreement.

      "Servicing Records" has the meaning specified in Section 24.

      "Settlement" shall mean the delivery to Buyer of a Borrowing Base Certificate by Seller and the payment by Seller to Buyer of the Unused Fee, the Advance Periodic Repurchase Payment and the Payment Due as set forth in Section 5, in addition to any Repurchase Price.

      "Settlement Date" shall mean (a) the Payment Date next following a Payment Calculation Date or (b) in the event Buyer calls for a Settlement other than on Payment Date, then the fifth (5th) Business Day next following the Seller's receipt of Buyer's written request for a Settlement.

      "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "Tangible Net Worth" shall mean, with respect to any Person, as of a particular date,

      (a) all amounts which would be included under capital on a balance sheet of such Person at such date, determined in accordance with GAAP, less

      (b) (i) amounts owing to such Person from Affiliates, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or their respective Affiliates, (ii) Intangible Assets of such Person, and (iii) the value of REO Property and Foreclosed Loans.

      "Termination Date" shall mean the 364th day next following the date of this Agreement, but if such day is not a Business Day, then the immediately preceding Business Day.

      "Test Period" shall have the meaning specified in Section 11(m).

      "Total Indebtedness" shall mean with respect to any Person, for any period, the aggregate consolidated Indebtedness of such Person during such period maintained in accordance with GAAP.

      "Transaction" has the meaning specified in Section 1.

      "Transaction Request" means a request from Seller to Buyer, in the form attached as Exhibit I hereto, to enter into a Transaction.

      "True Sale Certification" shall mean a true sale certification in the form of Exhibit VI attached hereto.

      "Trust Receipt" shall mean a trust receipt issued by Custodian to Buyer confirming Custodian's possession of certain Mortgage Files which are held by Custodian for the benefit of Buyer or the registered holder of such trust receipt as set forth in the Custodial Agreement.

      "Underwriting Guidelines" shall mean the underwriting guidelines delivered by Seller to Buyer on or prior to the Effective Date and attached hereto as
Exhibit II, as the same may be modified or supplemented from time to time thereafter in accordance with Section 11(h).

      "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Pennsylvania; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection and the priority of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Pennsylvania, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection and the priority.

      "Unused Fee" has the meaning specified in Section 5.

      "Unused Fee Rate" shall mean five (5) basis points (0.05%) per annum.

      "Warehouse Lender's Release" means the written release from any Person having a Lien on the Purchased Items and which shall be substantially in form set forth as Exhibit XII.

3.    INITIATION; TERMINATION

      (a) Conditions Precedent to each Transaction. Buyer's obligation to enter into each Transaction, in Buyer's sole discretion, is subject, among other requirements, to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, if any, and all of the following documents, each of which shall be satisfactory in form and substance to Buyer and its counsel:

          (1) The following documents, as well as certain other documents, delivered to Buyer:

              (A) Master Repurchase Agreement. This Master Repurchase Agreement duly completed and executed by the parties thereto. In addition, Seller and Buyer shall have taken such other action as Buyer shall require in order to perfect the security interests created pursuant to this Agreement, including filing of UCC financing statements in form and substance satisfactory to Buyer;

              (B) Custodial Agreement. The Custodial Agreement duly executed and delivered by each party thereto. In addition, Seller shall have taken such other action as Buyer shall have determined is necessary in its good faith judgment in order to transfer the Purchased Assets pursuant to this Agreement;

              (C) Reserved.

              (D) Reserved.

              (E) Reserved.

              (F) Consents and Waivers. Any and all consents and waivers required under the Existing Financing Facilities, if any; and

              (G) UCC Financing Statements. UCC Financing Statements in form and substance satisfactory to Buyer naming Seller as Debtor and Buyer as Secured Party and describing the Purchased Items.

          (2) Opinions of Counsel. An opinion or opinions of outside counsel to each of Hanover Holdings and Hanover Partners, substantially in the form of
Exhibit III, in form and substance satisfactory to Buyer in its sole discretion;

          (3) Organizational Documents. A good standing certificate and certified copies of charter and by-laws (or equivalent documents) of Seller and of all corporate or other authority for Seller with respect to the execution, delivery and performance of the Repurchase Documents and each other document to be delivered by Seller, from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller, as applicable, to the contrary);

          (4) Underwriting Guidelines. A copy of Seller's current Underwriting Guidelines, and any material changes to the Underwriting Guidelines made since the Underwriting Guidelines were last delivered to Buyer;

          (5) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with a letter attached thereto acknowledged by the applicable Servicer directing Servicer to remit all payments on account of the Mortgage Loans directly to Buyer upon receipt of notice from Buyer of the occurrence of an Event of Default;

          (6)  Reserved.

          (7)  Reserved;

          (8)  Reserved:

          (9)  Reserved; and

          (10) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

     (b) Additional Conditions Precedent to each Transaction. Buyer's obligation to enter into each Transaction, in Buyer's sole discretion, is subject, among other requirements, to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

          (1) Seller shall have delivered a Transaction Request via Electronic Transmission in accordance with the procedures set forth in Section 3(c).

          (2) no Default or Event of Default shall have occurred and be continuing under the Repurchase Documents;

          (3) after giving effect to the requested Transaction, the Adjusted Purchase Price of the Transactions outstanding shall not exceed 97% of the Maximum Amount;

          (4) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in

Section 10, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (5) after giving effect to the requested Transaction, the Adjusted Purchase Price of the Transactions outstanding shall not exceed the Asset Value of all the Purchased Assets subject to outstanding Transactions;

          (6) subject to Buyer's right to perform one or more Due Diligence Reviews pursuant to Section 26, Buyer shall have completed its due diligence review of the Mortgage File for each Purchased Asset, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion;

          (7) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date which is not serviced by the Seller, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and the Servicer;

          (8) Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by Section 14(b) and, to the extent Seller is required hereunder to reimburse Buyer for such amounts, Buyer shall have received the reasonable costs and expenses incurred by it in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with appraisal review and due diligence recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at Buyer's option, may be withheld from the sale proceeds of any Transaction hereunder;

          (9) Buyer shall have approved all material exceptions to the Underwriting Guidelines, such approval not to be unreasonably withheld;

          (10) to the extent there are any MERS Designated Mortgage Loans, Buyer shall have received from Seller a copy of a fully executed Electronic Tracking Agreement;

          (11) Buyer shall have received from Seller, with respect to MERS Designated Mortgage Loans, a MERS Report reflecting Seller as Investor and no Person named in the Interim Funder field for each such MERS Designated Mortgage Loan;

          (12) none of the following shall have occurred and/or be continuing:

               (A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Assets through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

               (B) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

               (C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement;

          (13) with respect to each Eligible Asset, Buyer shall have received from Custodian on each Purchase Date a Trust Receipt, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day;

          (14) Buyer shall have received from Seller, a Warehouse Lender's Release covering each Eligible Asset to be sold to Buyer; provided (a) all such releases shall be in forms acceptable to Buyer; and (b) all Purchased Assets shall be sold and transferred to Buyer with such releases as are necessary to remove all Liens, and all other claims and encumbrances from the Purchased Assets on the Purchase Date;

          (15) prior to the purchase of any Mortgage Loan acquired (by purchase or otherwise) by Seller from any Affiliate of Seller, Buyer shall have received a True Sale Certification;

          (16) the Repurchase Date for such Transaction is not later than the Termination Date;

          (17) Buyer shall not have determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions;

          (18) Seller shall have delivered to Buyer a sufficient number of fully executed and acknowledged Powers of Attorney as set forth in the Purchase Confirmation;

          (19) Seller and Purchaser shall have duly executed a Purchase Confirmation substantially in the form attached hereto as Exhibit IX.

     Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than 18 and 19) have been satisfied (both as of the date of such notice or request and as of the date of such purchase) and shall be deemed to be a request for a Transaction.

     (c) This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. Seller shall request a Transaction by delivering to Buyer via Electronic Transmission a request in the form of Exhibit I attached hereto (a "Transaction Request"). Such Transaction Request shall describe the Purchased Assets in a Mortgage Loan Schedule and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, (v) the Seller Purchase Percentage, (vi) Cut-off Date, (vii) the outstanding principal balance of each Mortgage Loan as of the Cut-off Date, and (viii) additional terms or conditions not inconsistent with this Agreement.

     With respect to any request for a Transaction, unless otherwise agreed in writing, upon receipt of the Transaction Request, Buyer may, in its sole discretion, agree to enter into that portion of the requested Transaction representing a transfer of Eligible Assets and such agreement shall be evidenced by a Purchase Confirmation to be executed by the Seller and the Buyer on the Purchase Date.

     On each Purchase Date, Buyer shall forward to Seller a Purchase Confirmation executed by Buyer and Seller by Electronic Transmission setting forth with respect to each Transaction funded on such date, the Mortgage Loan Schedule and (1) the Pricing Rate applicable to the Transaction, (2) the Purchase Price for such Purchased Assets, (3) the Seller Purchase Percentage,
(4) the outstanding principal balance of the related Mortgage Loans as of the Cut-off Date, (5) the Repurchase Date, (6) the Purchase Date, (7) the Cut-off Date, (8) the minimum FICO score for any Mortgage Loan, (9) the initial number of Powers of Attorney required by Buyer, (10) the maximum LTV and (11) additional terms and conditions to the Transaction as the Buyer and Seller may agree as of the Purchase Date.

     (d) Any Purchase Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

     (e) Each Purchase Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Purchase Confirmation relates, and Seller's execution thereof shall constitute Seller's agreement to the terms of such Purchase Confirmation. It is the intention of the parties that each Purchase Confirmation shall not be separate from this Agreement but shall be made a part of this Purchase Agreement.

     (f) Seller shall repurchase the Mortgages Loans in each Transaction on the applicable Repurchase Date. On the Repurchase Date, termination of a Transaction will be effected by transfer to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited, transferred to, or applied to the obligations of Seller pursuant to Section 5, which amount shall be netted against the simultaneous receipt of the Repurchase Price by Buyer). To the extent a net amount is owed to one party, the other party shall pay such amount to such party. Seller is obligated to obtain the Mortgage Files from Buyer or its designee (including Custodian) at Seller's expense on the Repurchase Date. In addition, on demand of Buyer but not later than the Repurchase Date Seller shall pay to Buyer any accrued and outstanding fees of the Custodian.

     (g) Subject to the terms and conditions of this Agreement, during the term of this Agreement Seller may sell to Buyer, repurchase from Buyer and resell to Buyer Eligible Assets hereunder.

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

     (h) In no event shall a Transaction be entered into when any Default or Event of Default has occurred and is continuing.

     (i) With respect to each Eligible Asset, Seller shall deliver to Buyer or Buyer's designee the Mortgage File pertaining to each Eligible Asset to be purchased by Buyer.

     (j) Reserved.

     (k) Reserved.

     (l) Seller may repurchase Purchased Assets without penalty or premium on any date. The Repurchase Price payable for the repurchase of any such Purchased Asset shall be reduced as provided in Section 5(d). If Seller intends to make such a repurchase, Seller shall give three (3) Business Day's prior written notice thereof to Buyer, designating the Purchased Assets to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. The amount of the original Purchase Price of the Purchased Assets thus repurchased shall be available for subsequent Transactions subject to the terms of this Agreement.

     (m) Reserved.

     (n) Reserved.

4.   RESERVED.

5.   INCOME PAYMENTS; SETTLEMENTS

     (a) Buyer agrees that until a Default or an Event of Default has occurred and Buyer otherwise directs as contemplated in each Servicer Notice, each Servicer that is not Seller shall be permitted to continue to remit Income in accordance with the respective Servicing Agreement, but only after payment to Buyer on each Settlement Date of the Periodic Advance Repurchase Payment, the Payment Due and the Unused fee. In the event that Seller is the Servicer of any Mortgage Loans, Buyer agrees that until a Default or an Event of Default has occurred, Seller shall be permitted to continue to remit or retain Income with respect to such Mortgage Loans in accordance with its current existing business practice, but only after payment to Buyer on each Settlement Date of the Periodic Advance Repurchase Payment, the Payment Due and the Unused fee. Upon notice of a Default or an Event of Default to Seller hereunder or to Servicer pursuant to a Servicer Notice, Seller shall establish a deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) (the "Collection Account") and shall enter into the Account Agreement, and pursuant to the Servicer Notice, Servicer shall be required to, deposit within one (1) Business Day of receipt of all Income in the Collection Account. All funds in the Collection Account may be withdrawn by Buyer and applied as determined by Buyer. Seller may not give any instruction with respect to the Collection Account.

     (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer a sum of money on each Settlement Date equal to the product calculated daily of
(i) the Pricing Rate, (ii) the Advance Rate, (iii) the

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

Market Value, (iv) the Updated Principal Balance and (v) a fraction (A) whose numerator is (1) the actual number of days from and including the first day of the month preceding the prior Settlement Date through and including the last day of the month immediately preceding the Settlement Date or (2) with respect to a Transaction for which there was no prior Settlement Date, the actual number of days, from and including the Purchase Date of such Transaction through and including the last day of the month immediately preceding the Settlement Date and (B) whose denominator is 360 (each such payment, a "Periodic Advance Repurchase Payment"). If Seller fails to make all or part of the Periodic Advance Repurchase Payment, the Unused Fee (as defined below) and/or the Payment Due (as defined below) in immediately available funds by wire transfer by 5:00 p.m., New York City time, on the Settlement Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the Periodic Advance Repurchase Payment, the Unused Fee and/or Payment Due) interest on the unpaid amount of the Periodic Advance Repurchase Payment, the Unused Fee and/or Payment Due at a rate per annum equal to the Post-Default Rate (the "Late Payment Fee") until the overdue Periodic Advance Repurchase Payment, Unused Fee and/or Payment Due, as applicable, is received in full by Buyer.

     (c) Prior to issuance of notice of a Default or an Event of Default, Seller shall hold in trust for Buyer (i) all principal payments and (ii) all other Income up to an amount equal to the sum of (A) the Periodic Advance Repurchase Payment, (B) the Payment Due and (C) the Unused Fee due on the next successive Settlement Date for the benefit of, and in trust for, Buyer. All such monies (and all Income received by Seller after notice of a Default or an Event of Default) shall be held in trust for Buyer, shall constitute the property of Buyer and shall not be commingled with other property of Seller, any affiliate of Seller or the applicable Servicer. Funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer.

     (d) Buyer shall offset against the Repurchase Price of each such Transaction all Income (and without duplication), all Periodic Advance Repurchase Payments and all Payments Due actually received by Buyer for such Transaction pursuant to Sections 5(a), 5(b), and 5(f) as of the applicable Repurchase Date, respectively, excluding any Late Payment Fees paid pursuant to
Section 5(b); it being understood that the Late Payment Fees are properties of Buyer that are not subject to offset against the Repurchase Price.

     (e) Notwithstanding anything contained herein to the contrary (other than delinquencies permitted by this Agreement), and without otherwise limiting Buyer's rights and remedies hereunder, should Seller receive two (2) successive monthly Servicer reports indicating that any Mortgage Loan is at least thirty
(30) days past due, then Seller shall promptly notify the Buyer in writing and Seller shall, on the next successive Payment Date, repurchase the Mortgage Loan from Buyer at the Repurchase Price for such Mortgage Loan pursuant to a repurchase agreement substantially in the form set forth as Exhibit X attached hereto ("Delinquent Mortgage Loan Repurchase Agreement").

     (f) On each Payment Calculation Date during the term of this Agreement, Seller shall deliver to Buyer an electronic schedule substantially in the form of Exhibit XIII attached hereto (the "Borrowing Base Certificate") showing for each Mortgage Loan comprising the Purchased Assets certain information including the following: (i) an amount (the "Loan Purchase Price") equal to the product of
(A) the Advance Rate, (B) the Seller Purchase Percentage, and (C) the outstanding principal balance as of the applicable Cut-off Date of the Transaction in which Buyer purchased the Mortgage Loan (the "Initial Outstanding Principal Balance"), and (ii) an amount (the "Market Price") equal to the product of (A) the Advance Rate, (B) the Market Value, and (C) the Initial Outstanding Principal Balance less all amounts of principal paid by or on behalf of the Mortgager on such Mortgage Loan on or before the last day of the month preceding the month of such Payment Calculation Date (the "Updated Principal Balance"). The positive difference determined by subtracting the Market Price from the Loan Purchase Price shall be the amount of money due from Seller to Buyer with respect to such Mortgage Loan (the "Payment Due"). Seller shall pay to Buyer the Payment Due for all Mortgage Loans by wire transfer by 5:00 p.m. New York City time, on the Settlement Date. The negative difference determined by subtracting the Market Price from the Loan Purchase Price shall be the additional amount (the "Additional Availability") which may be a part of the Asset Value and the Adjusted Purchase Price. Seller pay to Buyer by wire transfer on or before 5:00 p.m., New York City time on the Settlement Date the fee equal to the product of (x) the Unused Fee Rate and (y) the positive difference determined by subtracting the Market Price from the Maximum Amount (the "Unused Fee").

     (g) Buyer, in its sole discretion, may require that the parties conduct a Settlement by requesting at any time before the Termination Date that a Settlement occur. Seller shall deliver to Buyer a Borrowing Base Certificate on the related Payment Calculation date and make all payments due on the Settlement Date, or if earlier, the Termination Date.

6.   REQUIREMENTS OF LAW

     (a) If any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (1) shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Transaction (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof;

          (2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Eurodollar Rate hereunder;

          (3) shall impose on Buyer any other condition;

and the result of any of the foregoing is a material increase to the cost to Buyer of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

     (b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by a material amount, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

     (c) Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law,
(B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time the Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have been received had such tax not been imposed.

     (d) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 6 submitted by Buyer to Seller shall be conclusive in the absence of manifest error. Buyer shall not claim any additional amounts under this Section 6 from Seller unless Buyer is making such claim with respect to all borrowers or counterparties of Buyer who have provisions comparable to this Section 6 in their agreements with Buyer.

7.   SECURITY INTEREST

     (a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Purchased Items": all Mortgage Loans, all rights under each Purchase Agreement (but not the obligations thereunder), all Mortgage Files, including without limitation all promissory notes, all Servicing Records relating to the Mortgage Loans, all Servicing Agreements relating to the Mortgage Loans and any other collateral pledged hereunder or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all servicing fees to which such Seller is entitled and servicing and other rights relating to the Mortgage Loans, all Servicer Accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, all Purchase Agreements or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Assets including the right to receive principal and interest payments with respect to the Purchased Assets and the right to enforce such payments, the Collection Account and all monies from time to time on deposit in the Collection Account, all "general intangibles", "accounts", "chattel paper", "deposit accounts" and "investment property" as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

     (b) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer hereunder and the Transactions entered into hereunder ("Repurchase Obligations") and the Seller-Related Obligations, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items and the Purchased Assets to Buyer to secure the Repurchase Obligations and the Seller-Related Obligations, including without limitation the repayment of all amounts owing to Buyer hereunder. The assignment, pledge and grant of security interest contained herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder. All Purchased Items shall secure the payment of all obligations of Seller now or hereafter existing under this Agreement, including, without limitation, Seller's obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan, for the Repurchase Price and to pay any and all other amounts owing to Buyer hereunder.

     (c) Pursuant to the Custodial Agreement, Custodian shall hold the Mortgage Files as exclusive bailee and agent for Buyer pursuant to the terms of the Custodial Agreement and shall deliver to Buyer Trust Receipts each to the effect that Custodian has reviewed such Mortgage Files in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Files as so reviewed.

8.   PAYMENT, TRANSFER AND CUSTODY

     (a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Bank: Sovereign Bank; ABA Number: 231372691; A/C
Number: 9608191500; A/C Name: Sovereign Bank; Ref: Hanover Capital Repo, not later than 4:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

     (b) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer of the Purchase Price not later than 4:00 p.m., New York City time, simultaneously with the delivery to Custodian of the Purchased Assets relating to each Transaction. Seller hereby sells, transfers, conveys and assigns to Buyer or its designee (including Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Purchased Items. Upon Buyer's request, the parties shall cause each MERS Designated Loan to be noted by MERS to be held for Buyer's benefit.

     (c) In connection with such sale, transfer, conveyance and assignment, Seller shall deliver or cause to be delivered and released to Buyer or its designee (including Custodian) (i) the MERS number for each MERS Designated Loan, (ii) the Mortgage Files, (iii) the Mortgage Loan Schedule and (iv) the Electronic Tracking Agreement.

     (d) Any Mortgage Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including Custodian). The possession of the Mortgage File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by Seller or its designee shall be segregated on Seller's books and records from the other assets of Seller or its designee and the books and records of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller.

9.   HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

     Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets and Purchased Items. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion; provided, that no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant to Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets and Purchased Items delivered to Buyer by Seller.

10.  SELLER REPRESENTATIONS

     Each Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect:

     (a) Acting as Principal. Seller will engage in such Transactions as principal;

     (b) Solvency. Neither the Repurchase Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of

Seller's creditors. The transfer of the Mortgage Loans subject hereto and the obligation to repurchase such Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Sellers creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Mortgage Loans pursuant hereto and the obligation to repurchase such Mortgage Loan (i) will not cause Seller to become insolvent, (ii) will not result in Seller being inadequately capitalized for its operations and liabilities, and (iii) will not result in debts that would be beyond Seller's ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and Purchased Items subject hereto;

     (c) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement;

     (d) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that either Seller cannot perform each and every covenant contained in the Repurchase Documents applicable to it to which it is a party;

     (e) No Defaults. No Default or Event of Default has occurred and is continuing hereunder;

     (f) Legal Name; Existence: Organizational Identification Number. Hanover Holdings' exact legal name is, and for the immediately preceding four months has been Hanover Capital Mortgage Holdings, Inc. Hanover Holdings (i) is, and since its formation has been, a business corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is not organized under any other jurisdiction; (ii) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Hanover Holdings' organizational identification number assigned by the State of Maryland is 9200114824. Hanover Partners' exact legal name is, and for the immediate preceding four months has been Hanover Capital Partners, Ltd. Hanover Partners (i) is, and since its formation has been, a business corporation duly organized, validly existing and in good standing under the laws of the State of New York and is not organized under any other jurisdiction; (ii) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Hanover Partners' organizational identification number assigned by the State of New York is 9100358172.

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

     (g) Financial Condition. Seller has heretofore furnished to Buyer a copy of
(a) the quarterly management financial statement (10Q) of Hanover Holdings and its consolidated Subsidiaries for the most recent period, accompanied by a certificate of a Responsible Officer of Seller, which certificate states that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Hanover Holdings and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments); and (b) the consolidated balance sheets of Hanover Holdings and its consolidated Subsidiaries and the related consolidated statements of income and retained earnings and of cash flows for Hanover Holdings and Hanover Holdings' consolidated Subsidiaries for the last fiscal year (Form 10K), setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion is not be qualified as to scope of audit or going concern and states that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Hanover Holdings and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default. Since December 31, 2004, there has been no material adverse change in the consolidated business, operations or financial condition of Hanover Holdings and Hanover Holdings' consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

     (h) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting either Seller, or any of their respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

     (i) No Breach. Neither (a) the execution and delivery of the Repurchase Documents nor (b) the consummation of the transactions therein contemplated to be entered into by either Seller in compliance with the terms and provisions thereof will (i) conflict with or result in a breach of the organizational documents of Seller, or (ii) conflict with or result in a breach of any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority which conflict or breach would have a Material Adverse Effect, or (iii) conflict with or result in a breach of any Servicing Agreement or other material agreement or instrument to which either Seller or any of their respective Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of either Seller or any of their respective Subsidiaries pursuant to the terms of any such agreement or instrument.

     (j) Action. Each Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents, to which it is a party; the execution, delivery and performance by it of each of the Repurchase

Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document to which it is a party has been duly and validly executed and delivered by it, and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms.

     (k) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by either Seller of the Repurchase Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents or any such authorizations, approvals or consents of, or filings or registrations with, any Governmental Authority or any securities exchange have been previously obtained, given or made.

     (l) Margin Regulations. Neither any Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

     (m) Taxes. Each Seller and its respective Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of their respective Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of either Seller and their respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

     (n) Investment Company Act. Neither Hanover Holdings, nor Hanover Partners nor any of their respective Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (o) Purchased Assets.

          (1) Seller has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, except the Buyer hereunder, and immediately prior to the sale of such Mortgage Loan to Buyer, Seller was the sole legal and beneficial owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder. No Mortgage Loan sold to Buyer hereunder was acquired (by purchase or otherwise) by Seller from an Affiliate of Seller unless a True Sale Certification has been delivered to Buyer and in any event unless such transaction (1) is not otherwise expressly prohibited under this Agreement, (2) was upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate and (3) was a sale that would not be recharacterized as a financing in the event of a bankruptcy, insolvency or other similar proceeding.

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

          (2) The provisions of this Agreement are effective to create in favor of Buyer a valid and fully perfected first priority security interest in all right, title and interest of Seller in, to and under the Purchased Items.

          (3) Upon receipt by Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of Seller, Buyer shall have a valid and fully perfected first priority security interest in the applicable Mortgage Note and in such Seller's interest in the related Mortgaged Property.

          (4) Upon the filing of financing statements on Form UCC-1 naming Buyer as "Secured Party", each Seller as "Debtor" and describing the Purchased Items, in the jurisdictions and recording offices listed on Exhibit IV attached hereto, the security interests granted hereunder in the Purchased Items will constitute valid and fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

          (5) Buyer shall have a valid and fully perfected first priority security interest in the investment property and all deposit accounts comprising Purchased Items.

          (6) With respect to each Purchased Asset, each of the representations and warranties on Schedule 1 is true and correct.

     (p) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Purchased Items is its chief executive office.

     (q) Reserved.

     (r) Servicing Agreements. Seller has delivered to Buyer all Servicing Agreements with respect to the Purchased Mortgage Loans and no default or event of default exists thereunder.

     (s) Existing Financing Facilities. All credit facilities, repurchase facilities or substantially similar facilities of Seller which are presently in effect are listed under the definition of "Existing Financing Facilities." No defaults or events of default exist under any of the Existing Financing Facilities. Seller shall give Buyer prior notification if any amendment to any financial covenant (with respect to Seller) in any Existing Financing Facility increases the obligations or requirements of Seller or either Guarantor thereunder, and such changed financial covenant shall, with no further action of Seller or Buyer, automatically become a part hereof and be incorporated herein upon the effectiveness of such amendment in the other Existing Financing Facility.

     (t) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of each Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each Seller to Buyer in connection with this Agreement and the other Repurchase Documents and the transactions contemplated hereby (other than with respect to the Mortgage Loans) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

     (u) ERISA. Each Plan to which either Seller or any of their respective Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which either Seller would be under an obligation to furnish a report to Buyer under
Section 11 (a)(4).

     (v) No Reliance. Each Seller has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Neither Seller is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

     (w) Compliance with Anti-Money Laundering Laws. Seller and, to the best of Seller's knowledge, each originator of a Mortgage Loan have complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Seller has established an adequate anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

     (x) Other Security Agreements. Seller has not become bound under Section 9-203(d) of the UCC by a Security Agreement previously entered into by another Person.

     (y) Reserved.

     (z) Reserved.

11.  COVENANTS OF EACH SELLER

     On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, each Seller covenants that:

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

      (a) Financial Statements. Seller shall deliver to Buyer:

            (1) as soon as available and in any event within the time frame for filing with the Securities and Exchange Commission, the quarterly management financial statement (Form 10Q) of Hanover Holdings and its consolidated Subsidiaries as at the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Hanover Holdings and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

            (2) as soon as available and in any event within the time frame for filing with the Securities and Exchange Commission, beginning with the fiscal year ending December 31, 2004, the annual consolidated financial statement of Hanover Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Hanover Holdings and its consolidated Subsidiaries for such year (Form 10K), setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Hanover Holdings and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

            (3) from time to time such other information regarding the financial condition, operations, or business of either Seller as Buyer may reasonably request; and

            (4) as soon as reasonably possible, and in any event within thirty
(30) days after a Responsible Officer of Seller knows, or with respect to any Plan or Multiemployer Plan to which either Seller or any of their respective Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Seller setting forth details respecting such event or condition and the action, if any, that Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by either Seller or an ERISA Affiliate with respect to such event or condition):

            (A) any reportable event, as defined in Section 4043(c) of ERISA or any successor provision thereof and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty
      (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA or any successor provision thereof, including without limitation the failure to make on or before its due date a required installment under
      Section 412(m) of the Code or Section 302(e) of ERISA or any successor provision thereof, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any successor provision thereof); and any request for a waiver under Section 412(d) of the Code or any successor provision thereof for any Plan;

            (B) the distribution under Section 404l(c) of ERISA or any successor provision thereof of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;

            (C) the institution by PBGC of proceedings under Section 4042 of ERISA or any successor provision thereof for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

            (D) the complete or partial withdrawal from a Multiemployer Plan by Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA or any successor provision thereof (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or any successor provision thereof or that it intends to terminate or has terminated under Section 4041A of ERISA or any successor provision thereof;

            (E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller or any ERISA Affiliate to enforce
      Section 515 of ERISA or any successor provision thereof, which proceeding is not dismissed within thirty (30) days; and

            (F) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or
      Section 307 of ERISA or any successor provision thereof.

      Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to paragraphs (a)(1) and (a)(2) above, a certificate of a Responsible Officer of each Seller to the effect that, to the best of such Responsible Officer's knowledge, the Seller during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action Seller has taken or proposes to take with respect thereto).

      (b) Litigation. Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting either Seller or any of their respective

Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

      (c) Existence, etc. Each Seller will with respect to itself:

            (1) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided that nothing in this Section 11(c)(1) shall prohibit any transaction expressly permitted under Section 11(d));

            (2) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

            (3) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

            (4) not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 10(f) or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days' prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder;

            (5) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

            (6) make available to Buyer and permit Buyer, subject to its representatives entering to a confidentiality agreement with Seller with provisions substantially similar to the provisions of Section 29, upon reasonable notice (unless a Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records (subject to the proviso at the end of this sentence), and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer; provided Buyer shall not be allowed to (a) copy Seller's operating agreement or subscription agreement, or (b) copy or review Seller's proprietary trading systems. Any confidential information in the possession of Buyer pursuant to this clause (6) shall, upon termination of this Agreement, be returned to Seller or destroyed by Buyer other than certain information retained in the legal files of Buyer pursuant to the determination of Buyer's general counsel.

      (d) Prohibition of Fundamental Changes. During the term of this Agreement, none of Hanover Holdings or Hanover Partners, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that such Person may merge or consolidate with (i) any wholly owned subsidiary, or (ii) any other Person if such Person is the surviving corporation; and provided, further, that if after giving effect thereto, no Default would exist hereunder.

      (e) Right to Examine each Seller's Records. The Buyer shall have the right to examine and audit any and all of the books, records, or other information of each Seller, whether held by the Seller or by another on its behalf, with respect to or concerning this Agreement or the Purchased Assets, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice, annually. The respective Seller shall pay the Buyer's own expenses associated with such examination up to a maximum of $4,000.00 excluding Travel expenses. The Buyer shall pay its remaining expenses, if any.

      (f) Notices. Seller shall give notice to Buyer:

            (1) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

            (2) with respect to any Purchased Asset, on the Payment Date next following receipt of any principal prepayment (in full) of such Purchased Asset;

            (3) with respect to any Purchased Asset hereunder, promptly upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset;

            (4) promptly upon receipt of notice or knowledge of (i) any material default related to any Purchased Item, (ii) any Lien or security interest on, or claim asserted against, any Purchased Item (other than the Lien created hereby) or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

            (5) promptly upon any material change in the market value of any or all of either Seller's assets which could reasonably be expected to have a Material Adverse Effect;

            (6) reserved;

            (7) reserved; and

            (8) promptly upon the occurrence of any default or event of default under the Existing Financing Facilities.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Seller setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

      (g) Reports. On the Payment Calculation Date, Seller shall provide Buyer with the Borrowing Base Certificate and such reports as Buyer may reasonably request with respect to Seller or any Servicer's servicing portfolio or pending originations of Mortgage Loans.

      (h) Underwriting Guidelines. All Eligible Assets will conform with the Underwriting Guidelines. Seller shall not make any material change in the Underwriting Guidelines without prior written consent of Buyer and shall review the Underwriting Guidelines periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller's business objectives. In the event Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

      (i) Transactions with Affiliates. In no event shall Seller transfer to Buyer hereunder any Mortgage Loan acquired by Seller from an Affiliate of Seller unless a True Sale Certification has been delivered to Buyer prior to such sale.

      (j) Limitation on Liens. Immediately upon notice of a Lien or any circumstance which could give rise to a Lien on the Purchased Items, Seller will defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items (other than any security interest created under this Agreement), and Seller will defend the right, title and interest of Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever.

      (k) Reserved.

      (l) Reserved.

      (m) Maintenance of Profitability. Seller shall not permit, for any period of six (6) consecutive calendar months (each such period, a "Test Period"), Net Income for such Test Period determined on a monthly basis, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

      (n) Maintenance of Cash or Cash Equivalents. Hanover Holdings shall maintain at least $5,000,000 of Cash or Cash Equivalents at all times.

      (o) Reserved.

      (p) Servicer; Servicing Tape. Seller shall provide to Buyer via Electronic Transmission, a remittance report on a monthly basis by no later than the Settlement Date containing servicing information, including without limitation those fields set forth on the Mortgage Loan Schedule or as otherwise reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Assets serviced hereunder by Seller or any Servicer for the month preceding the month in which the Payment Calculation Date occurs (such remittance report, an "Asset Tape"). Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement. Further Seller shall provide Buyer with such reports as Buyer may reasonably request with respect to Seller or any Servicer's servicing portfolio or pending originations of Mortgage Loans.

      (q) Required Filings. Seller shall promptly provide Buyer with notice of regulatory investigations of Seller or any Subsidiary of Seller and copies of
(i) as applicable, all reports of regulatory audits of Seller or any Subsidiary of Seller, and all responses thereto, (ii) as applicable, all filings required to be made with the Securities and Exchange Commission or any filings with other federal regulatory agencies which Seller is required to make in accordance with the regulations of such regulatory agencies, and (iii) such other documents that Buyer may reasonably request.

      (r) Remittance of Prepayments. Seller shall remit or cause to be remitted to Buyer, with sufficient detail via Electronic Transmission to enable Buyer to appropriately identify the Mortgage Loan to which any amount remitted applies, all principal payments on any Purchased Asset that Seller or Servicer has received no later than the Payment Date next following the date such prepayment was received.

      (s) Reserved.

      (t) Reserved.

      (u) Borrowing Base Certificate. The information on the Borrowing Base Certificate shall be certified by a Responsible Officer of each Seller, and shall include a certification of compliance with the financial covenants set forth in clauses (m) and (n) of this Section 11 as of the end of the immediately preceding month demonstrating therein the calculations each Seller used to determine its compliance.

      (v) Reserved,

      (w) Inconsistent Agreements. Seller will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement containing any provision which would be violated or breached by any Transaction hereunder or by the performance by Seller of its obligations under any Repurchase Document.

      (x) Escrow Imbalance. Following the occurrence of an Event of Default, Seller will, no later than five (5) Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance including, without limitation, depositing its own funds into such account to eliminate any overdrawal or deficit.

      (y) Reserved.

      (z) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

      (aa) Compliance with laws. Seller, on behalf of Buyer, shall cause to be serviced and administered the Mortgage Loans and Mortgagor information and records in accordance with the terms of the Mortgage Loan documents and the requirements of applicable federal, state and local laws, regulations and executive orders. Seller shall cause each Servicer, at all times during the term of this Agreement to service and administer the Mortgage Loans and Mortgagor information and records in compliance with Accepted Servicing Practices and in accordance with the Gramm-Leach-Bliley Act (together with regulations and guidelines promulgated thereunder), as amended from time to time.

12. EVENTS OF DEFAULT

      If any of the following events (each, an "Event of Default") occur as to either Seller, each Seller and Buyer shall have the rights set forth in Section 13, as applicable:

      (a) Seller shall default in the payment of any Repurchase Price due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

      (b) Seller shall default in the payment of any amount under Section 5 when due, and such default shall have continued unremedied for one (1) Business Day; or

      (c) Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by Buyer of such default, and such default shall have continued unremedied for three (3) Business Days; or

      (d) any representation, warranty or certification made or deemed made herein, in a Purchase Confirmation, or in any other Repurchase Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by or on behalf of Seller shall prove to have been false or misleading in any material respect as of the time made or furnished; provided, if (1) such representation, warranty or certification, to Seller's actual knowledge, was not false or misleading and (2) Buyer determines in its sole discretion that the inaccuracy of such representation, warranty or certification does not have a Material Adverse Effect, then Seller shall have three (3) Business Days to cure such false or misleading representation, warranty or certification; or

      (e) Seller shall fail to comply with the requirements of Section 11(c) through Section 11(f), Sections 11(g) through 11(r) or Section 11(y); or except as otherwise set forth in Sections 12(a), 12(b), 12(c) or 12(d), Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Repurchase Document and such failure to observe or perform shall continue unremedied for a period of 20 days; or

      (f) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

      (g) an Act of Insolvency shall have occurred with respect to either Seller or any of their respective Affiliates; or

      (h) any Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Seller; or

      (i) Seller shall grant, or suffer to exist, any Lien on any Purchased Item (except any Lien in favor of Buyer); or the Purchased Items shall not have been sold to Buyer free and clear of any Liens in favor of any Person other than Buyer, or the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Purchased Items in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or

      (j) Seller or any of Seller's Affiliates shall be in default under (i) any Indebtedness of Seller or of such Affiliate which default (1) involves the failure to pay a matured obligation in excess of $500,000 after the expiration of any applicable grace periods, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, (ii) any other contract to which Seller or such Affiliate is a party which default (1) involves the failure to pay a matured obligation in excess of $500,000 after the expiration of any applicable grace periods, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract, or (iii) any Seller-Related Obligation; or

      (k) any change that has a Material Adverse Effect, in each case as determined by Buyer in its sole discretion exercised in good faith, or any other condition shall exist which, in Buyer's sole discretion exercised in good faith, constitutes a material impairment of Seller's ability to perform its obligations under this Agreement or any other Repurchase Document; or

      (1) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Seller or any Commonly Controlled Entity shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

      (m) Reserved; or

      (n) upon any event of default or event which, with the passage of time or expiration of any grace periods, would constitute an event of material default under any Existing Financing Facility; or

      (o) if Buyer has purchased MERS Designated Mortgage Loans, the Electronic Tracking Agreement has for whatever reason been terminated or ceases to be in full force and effect and Buyer (or the Custodian as its designee) shall not have received an assignment of mortgage with respect to each MERS Designated Mortgage Loan, in blank, in recordable form, but unrecorded; or

      (p) Reserved.

13. REMEDIES

      (a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

            (1) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Act of Insolvency of Seller) give notice to Seller of the exercise of such option as promptly as practicable.

            (2) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(l) of this Section 13,

            (A) (i) Seller's obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date, and to pay all other amounts owed by Seller hereunder, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owed by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer any Purchased Assets subject to such Transactions then in Seller's possession or control;

            (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price, (x) the Post-Default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection
      (a)(4) of this Section 13, and (iii) any amounts applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 13); and

            (C) all Income actually received by Buyer pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5(b)) shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

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

            (3) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Custodial Agreement) and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request and Buyer shall have the right to appoint any Person to act as Servicer for the Purchased Assets. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Repurchase Documents.

            (4) At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(l) of this Section
13), in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to costs of related covering and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates.

            (5) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in
Section 24, if Seller fails or refuses to perform its obligations as set forth therein.

            (6) Seller shall be liable to Buyer, payable as and when incurred by Buyer, for (A) the amount of all actual out-of-pocket expenses, including reasonable legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) all direct costs incurred in connection with hedging or covering transactions.

            (7) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

      (b) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(l) and (4) of this Section 13, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

      (c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of non- judicial process, enforcement and sale of all or any portion of the Purchased Items, or from any

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

other election of remedies. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's-length.

      (d) To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by Seller to Buyer under this paragraph 13(d) shall be at a rate equal to the Post-Default Rate.

14. INDEMNIFICATION AND EXPENSES

      (a) Seller agrees to hold Buyer and its Affiliates and their present and former respective officers, directors, employees, agents, advisors and other representatives (each, an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (including counsel's fees and disbursements) (collectively, "Costs"), relating to or arising out of this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation the federal Truth in Lending Act and/or the federal Real Estate Settlement Procedures Act, or any rule, regulation or order of any regulator, including the Office of Thrift Supervision, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel.

      Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors harmless with respect to all claims, expenses, fees, liabilities, losses, damages, judgments, costs (including any reasonable attorneys fees) and expenses of any kind which may be incurred or suffered by, Seller, arising out of, or alleged to arise out of, any action taken by Buyer as required by this Agreement.

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

      (b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses (including legal fees) incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith and any reasonable costs and expenses incurred by Buyer in connection with its annual review upon any renewal of the terms of this Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation all fees, disbursements and expenses of the Custodian and of counsel to Buyer which amount shall be deducted from the Purchase Price paid for any Transaction hereunder. Subject to the limitations set forth in Section 26, Seller agrees to pay Buyer all the out of pocket due diligence, inspection, appraisals, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 24 and 26.

15. RECORDING OF COMMUNICATIONS

      Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording. Buyer and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

16. SINGLE AGREEMENT

      Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and
(iv) to promptly provide notice to the other after any such set off or application.

17. NOTICES AND OTHER COMMUNICATIONS

      Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the other Repurchase Documents (including

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

without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by Electronic Transmission, telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof) and any such notice, request and other communication address to Buyer shall also be sent to David A. Silverman, Chief Legal Officer, Sovereign Bank, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, Telephone (610) 208-6120, Telecopier No. (610) 736-1452; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice or notice sent via Electronic Transmission, upon receipt.

18. ENTIRE AGREEMENT; SEVERABILITY

      This Agreement together with the other Repurchase Documents constitute the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19. NON-ASSIGNABILITY; AMENDMENTS

      The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any attempted assignment without such consent shall be null and void. Notwithstanding the foregoing, Buyer may assign its rights and remedies under this Agreement and under any Transaction without the consent of Seller (a) to any Affiliate, and (b) in connection with any pledge, rehypothecation or other right permitted pursuant to Section 9. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. This Agreement may not be amended or modified unless such amendment or modification is in writing and signed by Buyer and Seller.

20. TERMINABILITY

      This Agreement may be terminated by Seller upon giving 30 days written notice to Buyer, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transaction then outstanding. In addition, upon (i) any of the events specified in Section 3(b)(12) or (ii) any default by either Seller under any of the Existing Financing Facilities, at the option of Buyer, exercised by written notice to Seller, Buyer may terminate this

Agreement and the Repurchase Date for each Transaction hereunder, if it has not already occurred, (x) if such termination was caused due to events described in clause (i) above, shall occur 30 days following such written notice, and (y) with respect to events described in clause (ii) above, shall be deemed immediately to occur. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of Seller under Section 14 shall survive the termination of this Agreement.

21. GOVERNING LAW

      THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES.

22. SUBMISSION TO JURISDICTION; WAIVERS

      EACH OF BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

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

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

            (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23. NO WAIVERS, ETC.

      No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

24. SERVICING

      (a) Seller covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans, in a manner at least equal in quality to the servicing Seller provides for mortgage loans which it owns and according to Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Agreement terminates or (iii) the transfer of servicing approved by Buyer.

      (b) If a Mortgage Loan is serviced by Seller, Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loan (the "Servicing Records"). Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer's request.

      (c) If the Mortgage Loans are serviced by a person other than Seller (such third party, a "Third-Party Servicer" and together with Seller, as Servicer, each a "Servicer"), Seller (i) shall, in accordance with Section (3)(b)(7), provide a copy of the servicing agreement to Buyer, which shall be in form and substance acceptable to Buyer (the "Servicing Agreement"), and shall provide a Servicer Notice to Buyer substantially in the form of Exhibit VIII hereto, fully executed by Seller and Servicer; and (ii) hereby irrevocably assigns to Buyer and Buyer's successors and assigns all right, title and interest of Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Seller agrees that no Person shall assume the servicing obligations with respect to the Mortgage Loans as successor to the Servicer unless such successor is approved in writing by Buyer prior to such assumption of servicing obligations.

      (d) If the Servicer of the Mortgage Loans is Seller, upon the occurrence of an Event of Default, Buyer shall have the right to terminate the Seller as Servicer of the Mortgage Loans and transfer servicing to Buyer's designated successor Servicer, at no cost or expense to Buyer, at any time thereafter. If the Servicer of the Mortgage Loans is not Seller, Buyer shall have the right, as contemplated in the applicable Servicer Notice, upon the occurrence of an Event of Default related to a default under the Servicing Agreement, to terminate any applicable Servicing Agreement and transfer servicing to Buyer's designated successor Servicer, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing to Buyer's designated successor Servicer, as well as any servicing fees and expenses payable to such Third-Party Servicer and successor Servicer.

      (e) After the Purchase Date, until the repurchase of any Mortgage Loan, Seller will have no right to modify or alter the terms of such Mortgage Loan other than in accordance with the terms of the Servicing Agreement and Seller will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan.

      (f) In the event Seller or its Affiliate is servicing the Mortgage Loans, Seller shall permit Buyer to inspect Seller's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

25. INTENT

      (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

      (b) It is understood that either party's right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended,

      (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

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

      (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA or regulations promulgated thereunder).

26. PERIODIC DUE DILIGENCE REVIEW

      Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Days') prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Buyer shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 26 ("Due Diligence Costs"); provided that (i) in the event that a Default or an Event of Default shall have occurred or (ii) in connection with Buyer's annual review of Seller in connection herewith, Seller shall in each case reimburse Buyer for all Due Diligence Costs for any and all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 26.

27. RESERVED.

28. MISCELLANEOUS

      (a) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

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

      (b) The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      (c) Seller hereby acknowledges that:

            (1) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Repurchase Documents;

            (2) Buyer has no fiduciary relationship to Seller; and

            (3) no joint venture exists between Buyer and Seller.

29. CONFIDENTIALITY

      (a) Buyer and Seller hereby acknowledge and agree that all information regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the "Confidential Terms") shall be kept confidential by each of Buyer and Seller and shall not be divulged to any party (other than an Affiliate of Buyer or Seller) without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of a Default or an Event of Default, Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer's rights hereunder, provided such information is not regarding Seller's proprietary trading systems or (iv) Buyer determines it necessary to disclose such information to its counterparties or agents in connection with Buyer's rights under Section 9. The provisions set forth in this Section 29 shall survive the termination of this Agreement for a period of one year following such termination.

      (b) Notwithstanding any of the foregoing or to the contrary, in connection with Treasury Regulations section 1.6011-4T, section 301.6111-1T and section 301.6112-1T of the Internal Revenue Code of 1986, as amended, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party (and each of its employees, representatives, affiliates or agents) is permitted to disclose to any and all persons, without limitation of any kind (other than limitations imposed by state or federal securities laws), the structure and tax aspects of the transactions, and all material of any kind (including opinions or other tax analyses) that are provided to each party related to such structure and tax aspects. In this regard, each party acknowledges and agrees that its disclosure of the structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding) except as is reasonably necessary to comply with state and federal securities laws. Furthermore, each party acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions is limited in any other manner (such as where the transactions are claimed to be proprietary or exclusive) for the benefit of any other person (other than as it may be limited by state or federal securities laws).

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

30. CONFLICTS

      In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Repurchase Documents shall prevail.

31. SET-OFF

      In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller to Buyer hereunder or otherwise (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all monies and other property of Seller, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

32. SELLER'S LIABILITY

      The liability of Hanover Partners and Hanover Holdings under this Agreement shall be joint and several.

                            [SIGNATURE PAGE FOLLOWS]

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

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                        BUYER:

                                        SOVEREIGN BANK

                                        By: /s/ Dean G. DiGiovanni
                                            __________________________________
                                            Name: Dean G. DiGiovanni
                                            Title: Vice President

                                        Address for Notices:

                                        Sovereign Bank
                                        1500 Market Street
                                        Concourse Level
                                        Philadelphia, PA 19102
                                        Dean G. DiGiovanni, V.P.
                                        Telecopier No.: (610)520-7007
                                        Telephone No.: (610)520-7043

                                        SELLER:

                                        HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                        By: /s/ John A. Burchett
                                            __________________________________
                                            Name:  John A. Burchett
                                            Title: C.E.O.

                                        Address for Notices:
                                        379 Thornall Street
                                        Edison, NJ 08837
                                        Attn: Irma N. Tavares, C.O.O.
                                        Telecopier No.: (732)548-0286
                                        Telephone No: (732)548-0101
                                        E-mail: irma.tavares@hanovertrade.com

                       SELLER:

                       HANOVER CAPITAL PARTNERS, LTD.

                        By: /s/ Irma N. Tavares
                           -----------------------
                           Name: Irma N. Tavares
                           Title: Sr. Managing Director

                       Address for Notices:
                       379 Thornall Street
                       Edison, NJ 08837
                       Attn: Irma N. Tavares, C.O.O.
                       Telecopier No.: (732)548-0286
                       Telephone No: (732)548-0101
                       E-mail: irma.tavares@hanovertrade.com

                                   SCHEDULE 1
                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

      Each of Hanover Holdings and Hanover Partners hereby makes the following representations and warranties to Buyer, with respect to each Mortgage Loan, as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect. For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan.

      1. Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

      2. Payments Current. Except as set forth otherwise in this Agreement, all payments required to be made up to the related Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. Except as set forth otherwise in this Agreement, no payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent for 30 days or more except as set forth on the Mortgage Loan Schedule. Except as set forth otherwise in this Agreement, the first and second Monthly Payments shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

      3. No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

      4. Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer and

                                    Sch. 1-1
            which has been delivered to Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

      5. No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

      6. Hazard Insurance. With respect to a Mortgage Loan, pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac in an amount not less than the greater of (i) 100% of the replacement cost of all improvements to the Mortgaged Property or (ii) the outstanding principal balance of the Mortgage Loan, but in any event at least equal to the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with that required by Fannie Mae and Freddie Mac. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard

                                    Sch. 1-2
            insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller;

      7. Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in the origination and servicing of each Mortgage Loan, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements;

      8. No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor;

      9. Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule, and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, and no residence or dwelling is co-operative unit, a manufactured housing unit or a mobile home, provided, however, that any condominium unit, planned unit development shall not fall within any of the "Ineligible Projects" of part XII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property is used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

                                    Sch. 1-3

      10. Valid First or Second Lien. With respect to a Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first or second lien and first or second priority security interest on the Mortgaged Property, as set forth on the Mortgage Loan Schedule, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (a) the lien of current real property taxes and assessments not yet due and payable;

            (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

            (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

            (d) with respect to each Second Lien Mortgage Loan a prior mortgage lien on the Mortgaged Property.

                     Any Security Agreement, chattel mortgage or equivalent
            document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority perfected security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority perfected security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Buyer.

      11. Validity of Mortgage Loan Documents. The Mortgage Note, the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related agreement, and the Mortgage Note, the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, negligence,

                                    Sch. 1-4
            misrepresentation or omission of fact with respect to a Mortgage Loan has taken place on the part of Seller or, to the best of Seller's knowledge, the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan. Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

      12. Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      13. Ownership. Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

      14. Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

      15. LTV; FICO. The Mortgage Loan does not have an LTV in excess of the maximum LTV set forth in the Purchase Confirmation. With respect to each Second Lien Mortgage Loan, at the time of origination the related Mortgagor did not have a FICO score of less than 600, except as to any such Mortgage Loan guaranteed by the FHA or VA.

      16. Title Insurance. With respect to any Mortgage Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original

                                     Sch.1-5
            principal amount of the Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (a), (b), and (c), and with respect to each Second Lien Mortgage Loan clause (d) of Paragraph (10) of this Schedule I. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller its successors and assigns is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller;

      17. No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to have an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

      18. No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      19. Location of Improvements: No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No

                                    Sch. 1-6
            improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation;

      20. Origination: Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the applicable index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Maximum Mortgage Interest Rate. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note;

      21. Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

      22. Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with Seller's underwriting guidelines in effect at the time the Mortgage Loan was originated, a copy of which underwriting guidelines are attached as
            Exhibit II hereto. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

      23. Occupancy of the Mortgaged Property. As of the related Purchase Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied

                                    Sch. 1-7
            portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except with respect to Non-Owner Occupied Loans, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

      24. No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable Security Agreement or chattel mortgage referred to in Paragraph (10) above;

      25. Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      26. Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

      27. Delivery of Mortgage Loan Documents. The Mortgage File and any other documents required to be delivered by Seller under this Agreement have been delivered to Buyer or its Custodian; Seller is in possession of a complete, true and accurate Mortgage File in compliance with Section 2 of the Custodial Agreement, except for such documents the originals of which have been delivered to Buyer or its Custodian;

      28. Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

      29. Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                                    Sch. 1-8

      30. No Buydown Provisions: No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

      31. Consolidation of Future Advances. Any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

      32. Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

      33. Collection Practices: Escrow Deposits: Adjustable Rate Mortgage Loan Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of Seller or Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Mortgage Loan is covered by a life of loan tax service contract. All Escrow Payments have been collected in full compliance with state and federal laws. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal laws and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local laws has been properly paid and credited;

      34. Appraisal. The Servicing File includes an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by a appraiser qualified under

                                    Sch. 1-9

            Fannie Mae or Freddie Mac guidelines who (i) was licensed in the state where the Mortgaged Property is located, (ii) had no interest, direct or indirect, in the Mortgaged Property or in any Mortgage Loan or the security therefor, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Mortgage Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice and all applicable Federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Mortgage Loan, Seller shall have received and included in the Servicing File a recertification of the appraisal.

      35. Servicemembers' Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge of, any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act of 2004, as amended, or any similar state statute;

      36. Environmental Matters. The Mortgaged Property is free from any and all toxic or Hazardous Substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

      37. No Construction Loans. The Mortgage Loan was not made in connection with (a) facilitating the trade-in or exchange of a Mortgaged Property or (b) the construction or rehabilitation of a Mortgaged Property unless the Mortgage Loan is a construction-to-permanent mortgage loan listed on the Mortgage Loan Schedule which has been fully disbursed, all construction work is complete and a completion certificate has been issued;

      38. No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, primary mortgage insurance policy, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

      39. Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

                                    Sch. 1-10

      40. Mortgagor Acknowledgment. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Mortgage Loans. Seller shall maintain such documents in the Mortgage File;

      41. Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered," "predatory" or similar loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

      42. Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) or any successor provision thereof of the Internal Revenue Code of 1986, as amended;

      43. Insurance. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer;

      44. Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans;

      45. Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by Seller for the benefit of Buyer, and each prepayment fee is permitted pursuant to federal, state and local law. Each such prepayment fee is in an amount equal to the maximum amount permitted under applicable law;

      46. Flood Certification Contract. Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to Buyer;

      47.   CLTV. No Second Lien Mortgage Loan has a CLTV in excess of 100%;

      48. Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained i. n the Mortgage File;

      49.   Reserved.

      50. No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not

                                    Sch. 1-11
            financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

      51. Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and Shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent thereof unless such debt was originated more than 12 months prior to the origination of such Mortgage Loan;

      52.   Reserved;

      53. Origination Date. The Origination Date is no earlier than 270 days prior to the date the Mortgage Loan is initially purchased by Buyer;

      54. No Exception. Custodian has not noted any material exceptions on a Trust Receipt with respect to the Mortgage Loan which would materially and adversely affect the Mortgage Loan or Buyer's ownership of the Mortgage Loan, unless consented to by Buyer;

      55. Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be Submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

      56. Endorsements. Each Mortgage Note has been endorsed by Seller for its own account and as not as a fiduciary, trustee, trustor or beneficiary under a trust agreement;

      57. servicing. Seller or other Servicer, as the case may be, is the servicer of the Mortgage Loan;

      58. Georgia Fair Lending Act. No Mortgage Loan secured by owner-occupied Mortgaged Property located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

      59. Accuracy of Information. All information provided to Buyer by Seller with respect to the Mortgage Loans is accurate in all material respects;

      60. Single Premium Credit Insurance. No Mortgagor is offered or required to purchase single premium credit insurance in connection with the origination of the related Mortgage Loan;

      61.   Eligible Asset. Each Mortgage Loan is an Eligible Asset.

      62.   Reserved;

      63. Privacy. Seller agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any
            Mortgagor: (a) such information has been held by Seller in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; and

                                    Sch. 1-12

            (b) Seller has not disclosed or used, and will not disclose and use any such information other than as permitted by applicable law.

      64. No Blocked or Otherwise Prohibited Activity. (a) No Mortgage Loan or any related Mortgagor was or is (or would be if such Mortgage Loan was originated on the Purchase Date) subject to or in violation of the USA Patriot Act of 2001 or of the stated prohibitions of Executive Order 13224; and (b) no Mortgage Loan involves a person (as such term is defined in such Executive Order) identified as a Specially Designated National ("SDN") or any other similar designation by the Office of Foreign Asset Control or any other federal agency with similar charge or jurisdiction.

      65. No Prohibited Loan. No Mortgage Loan is in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

      The representations and warranties in this Section shall survive the execution and assignment of this Agreement and any subsequent transfers of each Mortgage Loan.

                                    Sch. 1-13

                                   SCHEDULE 2

                                    RESERVED

                                    Sch. 2-1

                                   SCHEDULE 3

                                 CUSTODIAL FILE

            (i) the original Mortgage Note (or originally executed and acknowledged lost note affidavit if the Mortgage Note has been lost) bearing all intervening endorsements, endorsed in blank, "Pay to the order of __________________, without recourse," and, if previously endorsed, signed in the name of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and the endorsement must be by "[name of last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and shall provide notice in the Custodial File, and the endorsement must be by "[name of last endorsee], formerly known as [previous name]";

            (ii) unless such Mortgage Loan is a MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in recordable form, signed in the name of the last assignee by an authorized officer. The Mortgage shall be assigned, with assignee's name left blank. If the Mortgage Loan was acquired by the last assignee in a merger, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and the Assignment of Mortgage must be made by "[name of last assignee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, Seller shall notify Buyer and Custodian in writing before delivering the Custodial File and shall provide notice in the Custodial File, and the Assignment of Mortgage must be by "[name of last assignee], formerly known as [previous name]";

            (iii) the original guarantee executed in connection with the Mortgage Note, if any, for which Seller shall give Buyer and Custodian written notice of such document, such notice to be provided in the Custodial File by the Seller;

            (iv) the original Mortgage with evidence of recording thereon or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage, the escrow agent or closing attorney stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Buyer or Buyer's designee upon receipt thereof by the party delivering the Officer's Certificate; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

                                    Sch. 3-1

            (v) the originals (or if the original is lost after recordation in a public recording office, a copy certified by such public recording office to be a true and complete copy) of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any, and Seller shall give Buyer and Custodian written notice of such document, such notice to be in the Custodial File, provided in the Mortgage Loan Schedule or otherwise provided in writing to Buyer and Custodian by the Seller.

            (vi) unless such Mortgage Loan is a MERS Designated Mortgage Loan, the originals, if any, of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage, the escrow agent or closing attorney stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to Buyer or Buyer's designee upon receipt thereof by the party delivering the Officer's Certificate; or (B) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

            (vii) the original lender's title policy, or, if such policy has not been issued, a written commitment or interim binder issued by a title insurance company evidencing that the required title insurance coverage is in effect and unconditionally guaranteeing that such title insurance policy will be issued;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any and Seller shall give Buyer and the Custodian written notice of such document, such notice to be in the Custodial File, provided in the Mortgage Loan Schedule or otherwise provided in writing to Buyer and the Custodian by the Seller;

            (ix) the original power of attorney with evidence of recording thereon, if any; and

            (x) the original pmi policy or certificate of insurance, if any.

                                    Sch. 3-2

                                   SCHEDULE 4

                        FIELDS FOR MORTGAGE LOAN SCHEDULE

      (1) the Mortgage Loan identifying number; (2) the Mortgagor's last name;
(3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied;
(5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original term to maturity; (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (8) the original Loan-to-Value Ratio; (9) a code indicating whether the Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan; (10) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (11) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (12) the stated maturity date; (13) the amount of the Monthly Payment at origination;
(14) the amount of the Monthly Payment as of the Cut-off Date; (15) the last Due Date on which a Monthly Payment was actually applied to the unpaid stated principal balance; (16) the original principal amount of the Mortgage Loan; (17) the unpaid stated principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (18) the Interest Rate Adjustment Date, if applicable; (19) the Gross Margin, if applicable; (20) a code indicating the purpose of the loan (i.e., purchase financing or Rate/Term Refinancing); (21) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note, if applicable; (22) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note, if applicable; (23) the Mortgage Interest Rate at origination;
(24) the Periodic Rate Cap, if applicable; (25) a code indicating the documentation style (i.e., full, alternative or reduced); (26) a code indicating if the Mortgage Loan is a convertible Mortgage Loan; (27) the first Interest Rate Adjustment Date; (28) the name of the Person who or which sold such Mortgage Loan to Seller; and (29) the name of the Servicer.

                                    Sch. 4-1